Exhibit 5.3

[Letterhead of Bradley Arant Boult Cummings LLP]

September 9, 2019

Encompass Health Corporation

9001 Liberty Parkway

Birmingham, Alabama 35242

Ladies and Gentlemen:

We have acted as special counsel to each of the Opinion Guarantors (as defined below), each Opinion Guarantor being a direct or indirect subsidiary of Encompass Health Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on September 9, 2019, of the Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the registration statement on Form S-3 (File No. 333-220519), filed by the Company and the guarantors named therein (the “Guarantors”) with the Commission on September 19, 2017 (together with the Post-Effective Amendment, the “Registration Statement”), including the prospectus contained therein (the “Prospectus”). The Registration Statement relates to the issuance and sale by the Company and the Guarantors, as applicable, from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of securities of the Company and the Guarantors for indeterminate aggregate proceeds, consisting of: (i) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company, $0.10 par value per share (the “Preferred Stock”); (iii) warrants to purchase one or more securities of the Company (the “Warrants”); (iv) senior, subordinated or junior subordinated debt securities (the “Debt Securities”), which may be secured or unsecured, and which may be issued in one or more series pursuant to one or more indentures and any supplements or amendments thereto (the “Indenture” or “Indentures”), which may include the Company’s existing indenture between the Company and Wells Fargo Bank, National Association, dated as of December 1, 2009, or any future indentures entered into by the Company and the financial institution named therein as trustee; and (v) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Guarantors. The Common Stock, Preferred Stock, Warrants, Debt Securities and Guarantees are herein referred to collectively as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus; (iii) the Indenture between the Company and Wells Fargo Bank, National Association, dated as of December 1, 2009, which is incorporated by reference into the Registration Statement; (iv) the articles of incorporation, articles of organization, certificate of organization or other constituent documents, as applicable, and bylaws or operating agreements (or certificates of assumed name and the partnership agreements or similar documents) of each of the Guarantors listed on Appendix I to this opinion (the “Opinion Guarantors”); (v) certain resolutions adopted by the board of directors, board of managers or partners, as applicable, and any resolutions authorizing the same, of each Opinion Guarantor, relating to the registration of the Securities and certain related matters; (vi) originals, or copies certified or otherwise identified, of certificates of public officials (the “Public Certificates”) and of representatives of the Company and the Opinion Guarantors and (vii) statutes and such other documents as we have deemed necessary or appropriate for the basis of our opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity (other than with respect to the Opinion Guarantors) any document reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies, and the absence of duress, fraud or mutual mistake of material facts on the part of the parties to any agreement with respect to which an opinion is expressed herein. In conducting our examination of documents, we have also assumed that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties and, except with respect to the Opinion Guarantors, (i) the power, corporate or other, of all parties thereto to enter into and perform all obligations thereunder, (ii) the due authorization by all requisite action, corporate or other, thereof, and (iii) the due execution and delivery by such parties of such documents. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company and Guarantors. We have further assumed that the Public Certificates have been properly given and are accurate as of the date thereof and as of the date of this opinion.

Our opinions set forth herein are limited in all respects to the Massachusetts Limited Liability Act, the South Carolina Business Corporation Act of 1988, the South Carolina Uniform Limited Liability Company Act of 1996 and the Texas Business Organizations Code, and we do not express any opinion with respect to the federal laws of the United States or of any other jurisdiction, or any effect which such laws may have on the opinions expressed herein. The opinions set forth below are limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect, and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws, rules or regulations or the interpretations thereof or such facts.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	Each of the Opinion Guarantors is validly existing under the laws of its respective jurisdiction of incorporation or formation, as applicable.

2.

Each of the Opinion Guarantors has the requisite corporate, limited liability company or partnership power, as applicable, under the laws of its state of incorporation or formation, as applicable, to execute, deliver and perform its obligations under the Indenture, including the Guarantees of the Debt Securities in accordance with the provisions of the Indenture.

3.

Upon being duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, the execution and delivery by each of the Opinion Guarantors of the Indenture and the performance of its obligations thereunder, including the Guarantees of the Debt Securities in accordance with the provisions of the Indenture, will be duly authorized by each of the Opinion Guarantors.

The opinion rendered in paragraph (1) above with respect to the existence of the Opinion Guarantors under the laws of their respective jurisdiction of incorporation or formation is based solely on our review of the Public Certificates.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely, /s/ Bradley Arant Boult Cummings LLP

Appendix I

Opinion Guarantors

Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC, a Massachusetts limited liability company

Encompass Health Rehabilitation Hospital of Charleston, LLC, a South Carolina limited liability company

Encompass Health Rehabilitation Hospital of Florence, Inc., a South Carolina corporation

HealthSouth Rehabilitation Hospital of North Houston, LP, a Texas limited partnership